                      SECURITIES AND EXCHANGE COMMISSION
                            Washington D.C. 20549

                               CURRENT REPORT
                                      on
                                   FORM 8-K

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report: February 9, 1995

                      NATIONAL MEDICAL ENTERPRISES, INC.
              (Exact name of registrant as specified in charter)

                                   NEVADA
                (State or other jurisdiction of incorporation)

                   1-7293                           95-2557091
                (Commission                       (IRS Employer
                File Number)                   Identification No.)


    2700 COLORADO AVENUE, SANTA MONICA, CA            90404
    (Address of principal executive offices)        (Zip Code)

                                (310) 998-8000
             (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

    On October 10, 1994, National Medical Enterprises, Inc. ("NME" or the "Company"), AMH Acquisition Co., a Delaware corporation and a newly formed, wholly owned subsidiary of NME ("Merger Sub"), and American Medical Holdings, Inc. entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Merger Sub will be merged with and into AMH and AMH will become a wholly owned subsidiary of NME. At the time the Merger becomes effective (the "Effective Time"), each outstanding share of common stock, par value $0.01 per share, of AMH (the "AMH Common Stock"), other than shares held by AMH stockholders who have elected appraisal rights and shares held by NME and its subsidiaries, will be converted into the right to receive
(i) 0.42 of a share of common stock, par value $0.075 per share, of NME (the "NME Common Stock") and (ii) $19.00 in cash ($19.25 in cash if the Merger is consummated after March 31, 1995) (collectively, the "Merger Consideration").

    Set forth herein is (i) certain unaudited pro forma financial information of NME for the fiscal year ended May 31, 1994 and for the six months ended November 30, 1993 and 1994, together with the Notes thereto and
(ii) consolidated balance sheets of AMH for the fiscal years ended August 31, 1994 and 1993, and the related consolidated statements of income, of cash flows and of shareholders' equity for the fiscal years ended August 31, 1994, 1993 and 1992. The pro forma financial information does not purport to present the results of operations of NME had the Merger occurred on the date specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. All of the following information is qualified in its entirety by, and should be read in conjunction with (i) NME's Annual Report on Form 10-K for the fiscal year ended May 31, 1994 (the "NME 10-K"),
(ii) NME's Form 10K/A filed with the Commission on January 18, 1995 which amends the aforesaid Annual Report on Form 10-K, (iii) NME's Quarterly
Reports on Form 10-Q for the quarterly periods ended August 31, 1994 and November 30, 1994, (iv) the portions of NME's 1994 Annual Report to Shareholders for the fiscal year ended May 31, 1994 that have been incorporated by reference into the NME 10-K, (v) AMH'S Annual Report on Form 10-K for the fiscal year ended August 31, 1994, (vi) AMH's Form 10-K/A filed with the Commission on December 19, 1994, which amends the aforesaid Annual Report on Form 10-K, (vii) AMH's Form 10-K/A filed with the Commission on January 4, 1995, which amends the aforesaid Annual Report on Form 10-K; and
(viii) AMH's Quarterly Report on Form 10-Q for the quarterly period ended November 30, 1994.

                        PRO FORMA FINANCIAL INFORMATION

    The Unaudited Pro Forma Condensed Combined Financial Statements give effect to the following transactions and events as if they had occurred at the beginning of each period presented for purposes of the pro forma statements of operations and other operating information and on November 30, 1994 for purposes of the pro forma balance sheet data: (i) the August 1994 sale of approximately 75% of the common stock of Total Renal Care, Inc. ("TRC"); (ii) the March 1994 sale of one inpatient rehabilitation hospital and the January 1994 sale of 28 inpatient rehabilitation hospitals and 45 related satellite outpatient clinics;
(iii) the February 1994 sale of four long-term care facilities and the September 1993 sale of 19 long-term care facilities to The Hillhaven Corporation ("Hillhaven") (all of which properties previously had been leased to Hillhaven);
(iv) the elimination of restructuring charges recorded by NME of $77.0 million in fiscal 1994; (v) the elimination of certain non-recurring gains recorded by NME and AMH; (vi) the Merger, applying the purchase method of accounting; and
(vii) consummation of the Public Offering and the Refinancing.

    The Unaudited Pro Forma Condensed Combined Financial Statements do not purport to present the financial position or results of operations of NME had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect certain cost savings that management believes may be realized following the Merger, currently estimated to be approximately $60.0 million annually beginning in fiscal 1996 (before any severance or other costs of implementing certain efficiencies). These savings are expected to be realized primarily through the elimination of duplicative corporate overhead, reduced supplies expense through the incorporation of AMH into NME's group purchasing program and improved collection of AMH accounts receivable by Syndicated Office Systems, Inc., NME's wholly owned debt collection business. No assurances can be made as to the amount of cost savings, if any, that actually will be realized. The Unaudited Pro Forma Condensed Combined Financial Statements are based on certain assumptions and adjustments described in the Notes to Unaudited Pro Forma Condensed Combined Financial Statements and should be read in conjunction therewith and with "The Merger," "Financing for the Merger and the Related Transactions," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and related notes of NME and AMH included or incorporated by reference in this Information Statement/ Prospectus.

    NME reports its financial information on the basis of a May 31 fiscal year. AMH reports its financial information on the basis of an August 31 fiscal year. The Unaudited Pro Forma Condensed Combined Statement of Operations combines NME's Consolidated Statements of Operations for the fiscal year ended May 31, 1994 with AMH's Consolidated Statements of Operations for the fiscal year ended August 31, 1994. The Unaudited Pro Forma Combined Statements of Operations for the six months ended November 30, 1993 and 1994 combine the Consolidated Statements of Operations of NME and AMH for these same six-month periods.

              NATIONAL MEDICAL ENTERPRISES, INC. AND SUBSIDIARIES
                AMERICAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                             (DOLLARS IN MILLIONS)

                                                                  AS OF NOVEMBER 30, 1994
                                                    ---------------------------------------------------
                                                    HISTORICAL   HISTORICAL     PRO FORMA     PRO FORMA
                                                       NME          AMH        ADJUSTMENTS    COMBINED
                                                    ----------   ----------   -------------   ---------
                      ASSETS
Current assets:
  Cash and cash equivalents.......................   $   131.8    $    21.3   $(1,527.4)(a)   $    38.5
                                                                                1,563.5(b)
                                                                                 (165.6)(c)
                                                                                   14.9(d)
  Short-term investments, at cost which
   approximates market............................        51.4                                     51.4
  Accounts and notes receivable, less allowance
   for doubtful accounts..........................       411.4        167.5        19.5(d)        598.4
  Inventories of supplies, at cost................        54.8         64.2                       119.0
  Deferred income taxes...........................       304.0         15.5        21.9(e)        341.4
  Assets held for sale............................        26.5                                     26.5
  Prepaid expenses and other current assets.......        56.5         19.2                        75.7
                                                    ----------   ----------   -------------   ---------
      Total current assets........................     1,036.4        287.7       (73.2)        1,250.9
Long-term receivables.............................        67.7         16.3                        84.0
Investments and other assets......................       306.2         84.7        60.2(d)        451.1
Property, plant and equipment, net................     1,780.9      1,482.2       275.0(f)      3,538.1
Intangible assets, at cost less accumulated
 amortization.....................................       112.2      1,153.9     1,109.9(g)      2,376.0
                                                    ----------   ----------   -------------   ---------
                                                     $ 3,303.4    $ 3,024.8   $ 1,371.9       $ 7,700.1
                                                    ----------   ----------   -------------   ---------
                                                    ----------   ----------   -------------   ---------
       LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings and notes.................   $   112.9    $           $               $   112.9
  Accounts payable................................       139.0         98.2         1.8(d)        239.0
  Employee compensation and benefits..............        82.5        106.2                       188.7
  Reserve related to discontinued operations......        76.5                                     76.5
  Income taxes payable............................        22.5                      1.6(d)       --
                                                                                  (24.1)(e)
Other current liabilities.........................       203.9        118.8        25.8(d)        348.5
Current portion of long-term debt.................       495.1        156.2      (608.1)(b)        43.2
                                                    ----------   ----------   -------------   ---------
      Total current liabilities...................     1,132.4        479.4      (603.0)        1,008.8
                                                    ----------   ----------   -------------   ---------
Long-term debt, net of current portion............       236.3      1,146.9     2,171.6(b)      3,581.8
                                                                                   (3.0)(h)
                                                                                   30.0(f)
Other long-term liabilities and minority
 interests........................................       374.1        306.2        65.4(d)        745.7
Deferred income taxes.............................       126.0        218.7        95.0(e)        439.7
Shareholders' equity:
  Common stock....................................        13.9          0.8         2.4(i)         16.3
                                                                                   (0.8)(j)
  Other shareholders' equity......................     1,698.8        872.8       478.5(i)      2,184.8
                                                                                  (41.3)(k)
                                                                                   (7.8)(k)
                                                                                    3.0(h)
                                                                                 (819.2)(j)
  Less: Common stock in treasury, at cost.........      (278.1)                     1.1(i)       (277.0)
                                                    ----------   ----------   -------------   ---------
      Total shareholders' equity..................     1,434.6        873.6      (384.1)        1,924.1
                                                    ----------   ----------   -------------   ---------
                                                     $ 3,303.4    $ 3,024.8   $ 1,371.9       $ 7,700.1
                                                    ----------   ----------   -------------   ---------
                                                    ----------   ----------   -------------   ---------

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

              NATIONAL MEDICAL ENTERPRISES, INC. AND SUBSIDIARIES
                AMERICAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                                     HISTORICAL
                                HISTORICAL                            AMH YEAR
                                 NME YEAR        NME                   ENDED          AMH                                 PRO
                                ENDED MAY    ADJUSTMENTS    NME AS   AUGUST 31,   ADJUSTMENTS    AMH AS    PRO FORMA     FORMA
                                 31, 1994        (L)       ADJUSTED     1994          (M)       ADJUSTED  ADJUSTMENTS   COMBINED
                                ----------   -----------   --------  ----------   -----------   --------  -----------   --------
Net operating
 revenues.....................   $2,943.2      $(359.2)    $2,584.0   $2,381.7      $--         $2,381.7  $ --          $4,965.7
Operating expenses:
  Salaries and benefits.......    1,293.4       (176.0)     1,117.4      869.0                     869.0                 1,986.4
  Supplies....................      339.4        (14.8)       324.6      340.0                     340.0                   664.6
  Provision for doubtful
   accounts...................      107.0         (5.2)       101.8      165.5                     165.5                   267.3
  Other operating expenses....      666.5       (113.8)       552.7      524.3                     524.3                 1,077.0
  Depreciation................      142.7        (11.9)       130.8      118.1                     118.1    (10.6)(n)      238.3
  Amortization................       18.1         (2.3)        15.8       38.6                      38.6     17.0(o)        71.4
  Restructuring charges.......       77.0        (77.0)       --        --                         --                      --
                                ----------   -----------   --------  ----------   -----------   --------  -----------   --------
Operating income..............      299.1         41.8        340.9      326.2                     326.2     (6.4)         660.7
Interest expense, net of
 capitalized portion..........      (70.0)         5.0        (65.0)    (157.2)                   (157.2)  (102.2)(p)     (324.4)
Investment earnings...........       27.7          1.9         29.6        2.7                       2.7     (4.3)(q)       28.0
Equity in earnings of
 unconsolidated affiliates....       23.8          0.5         24.3     --                         --                       24.3
Minority interest expense.....       (8.2)         3.0         (5.2)      (5.9)                     (5.9)                  (11.1)
Net gain on disposals of
 facilities and long-term
 investments..................       87.5        (87.5)       --          69.3       (69.3)        --                      --
                                ----------   -----------   --------  ----------   -----------   --------  -----------   --------
Income from continuing
 operations before income
 taxes........................      359.9        (35.3)       324.6      235.1       (69.3)        165.8   (112.9)         377.5
Taxes on income...............     (144.0)        13.8       (130.2)     (96.1)       25.9         (70.2)    37.4(r)      (163.0)
                                ----------   -----------   --------  ----------   -----------   --------  -----------   --------
Income from continuing
 operations...................   $  215.9(s)   $ (21.5)    $  194.4   $  139.0(t)   $(43.4)     $   95.6  $ (75.5)      $  214.5
                                ----------   -----------   --------  ----------   -----------   --------  -----------   --------
                                ----------   -----------   --------  ----------   -----------   --------  -----------   --------
Earnings per common share from
 continuing operations,
 fully-diluted................      $1.23                     $1.11      $1.73                     $1.19                   $1.03
                                ----------                 --------  ----------                 --------                --------
                                ----------                 --------  ----------                 --------                --------
Weighted average number of
 shares outstanding,
 fully-diluted
 (in 000's)...................    181,087                   181,087                                        33,190(u)     214,277
                                ----------                 --------                                       -----------   --------
                                ----------                 --------                                       -----------   --------
Ratio of earnings to fixed
 charges......................        4.2x                      4.2x       2.4x                      1.9x                    1.9x
                                ----------                 --------  ----------                 --------                --------
                                ----------                 --------  ----------                 --------                --------

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

              NATIONAL MEDICAL ENTERPRISES, INC. AND SUBSIDIARIES
                AMERICAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE SIX MONTHS ENDED NOVEMBER 30, 1994
                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                 NME                                                    PRO
                                HISTORICAL   ADJUSTMENTS     NME AS       HISTORICAL     PRO FORMA     FORMA
                                   NME           (V)        ADJUSTED         AMH        ADJUSTMENTS   COMBINED
                                ----------   -----------   -----------   ------------   -----------   --------
Net operating revenues........   $ 1,301.6    $    (16.6)   $1,285.0     $1,270.4       $ --          $2,555.4
Operating expenses:
  Salaries and benefits.......       556.2          (5.9)      550.3        470.9                      1,021.2
  Supplies....................       159.1       --            159.1        183.9                        343.0
  Provision for doubtful
   accounts...................        46.8          (0.4)       46.4         89.5                        135.9
  Other operating expenses....       294.7          (6.8)      287.9        278.0                        565.9
  Depreciation................        67.4          (0.6)       66.8         62.4         (5.3)(n)       123.9
  Amortization                         7.7          (0.2)        7.5         19.6          8.2(o)         35.3
                                ----------   -----------   -----------   ------------   -----------   --------
Operating income..............       169.7          (2.7)      167.0        166.1         (2.9)          330.2
Interest expense, net of
 capitalized portion..........       (35.0)      --            (35.0)       (79.7)       (51.1)(p)      (165.8)
Investment earnings...........        10.4       --             10.4          1.2         (2.2)(q)         9.4
Equity in earnings of
 unconsolidated affiliates....        12.4          (0.1)       12.3                                      12.3
Minority interest expense.....        (3.8)          0.4        (3.4)        (2.0)                        (5.4)
Net gain on disposals of
 facilities and long-term
 investments..................        29.5         (29.5)     --            --            --             --
                                ----------   -----------   -----------   ------------   -----------   --------
Income from continuing
 operations before income
 taxes........................       183.2         (31.9)      151.3         85.6        (56.2)          180.7
Taxes on income...............       (73.0)         12.4       (60.6)       (35.7)        18.7(r)        (77.6)
                                ----------   -----------   -----------   ------------   -----------   --------
Income from continuing
 operations...................   $   110.2    $    (19.5)   $   90.7     $   49.9(t)    $(37.5)       $  103.1
                                ----------   -----------   -----------   ------------   -----------   --------
                                ----------   -----------   -----------   ------------   -----------   --------
Earnings per common share from
 continuing operations,
 fully-diluted................   $    0.63                  $   0.52     $   0.63                     $   0.50
                                ----------                 -----------   ------------                 --------
                                ----------                 -----------   ------------                 --------
Weighted average number of
 shares outstanding,
 fully-diluted (in 000's).....     181,467                   181,467                    33,190(u)      214,657
                                ----------                 -----------                  -----------   --------
                                ----------                 -----------                  -----------   --------
Ratio of earnings to fixed
 charges......................         4.4x                      3.8x         1.9x                         1.9x
                                ----------                 -----------   ------------                 --------
                                ----------                 -----------   ------------                 --------

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

              NATIONAL MEDICAL ENTERPRISES, INC. AND SUBSIDIARIES
                AMERICAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE SIX MONTHS ENDED NOVEMBER 30, 1993
                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                       NME                                                  PRO
                                     HISTORICAL    ADJUSTMENTS     NME AS      HISTORICAL    PRO FORMA     FORMA
                                         NME           (L)        ADJUSTED        AMH       ADJUSTMENTS   COMBINED
                                     -----------   -----------   -----------   ----------   -----------   --------
Net operating revenues.............   $1,530.3       $(278.6)     $1,251.7      $ 1,123.2     $--         $2,374.9
Operating expenses:
  Salaries and benefits............      698.1        (141.5)        556.6          405.5                    962.1
  Supplies.........................      167.9         (12.5)        155.4          155.7                    311.1
  Provision for doubtful
   accounts........................       58.5          (5.6)         52.9           76.1                    129.0
  Other operating expenses.........      342.5         (74.2)        268.3          266.0                    534.3
  Depreciation.....................       75.0          (9.3)         65.7           57.8        (5.3)(n)    118.2
  Amortization.....................        9.5          (2.0)          7.5           18.5         9.3(o)      35.3
                                     -----------   -----------   -----------   ----------   -----------   --------
Operating income...................      178.8         (33.5)        145.3          143.6        (4.0)       284.9
Interest, net of capitalized
 portion...........................      (37.7)          3.9         (33.8)         (82.9)      (51.1)(p)   (167.8)
Investment earnings................       14.1           1.9          16.0           10.3        (2.2)(q)     24.1
Equity in earnings of
 unconsolidated affiliates.........       14.7        --              14.7         --                         14.7
Minority interest expense..........       (5.0)          2.3          (2.7)          (3.8)                    (6.5)
Net gain on disposals of facilities
 and long-term investments.........       29.0         (29.0)       --             --                        --
                                     -----------   -----------   -----------   ----------   -----------   --------
Income from continuing
 operations before income taxes....      193.9         (54.4)        139.5           67.2       (57.3)       149.4
Taxes on income....................      (80.0)         21.2         (58.8)         (34.3)       18.7(r)     (74.4)
                                     -----------   -----------   -----------   ----------   -----------   --------
Income from continuing
 operations........................   $  113.9(s)    $  33.2      $   80.7      $    32.9(t)   $ (38.6)   $   75.0
                                     -----------   -----------   -----------   ----------   -----------   --------
                                     -----------   -----------   -----------   ----------   -----------   --------
Earnings per common share from
 continuing operations,
 fully-diluted.....................   $   0.65                    $   0.46      $    0.42                 $   0.36
                                     -----------                 -----------   ----------                 --------
                                     -----------                 -----------   ----------                 --------
Weighted average number of shares
 outstanding, fully-diluted (in
 000's)............................    180,115                     180,115                     33,190(u)   213,305
                                     -----------                 -----------                -----------   --------
                                     -----------                 -----------                -----------   --------

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                          NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

    The Unaudited Pro Forma Condensed Combined Statements of Operations do not give effect to any cost savings which may be realized after the consummation of the Merger, estimated by NME management to be approximately $60 million annually beginning in fiscal 1996 (before any severance or other costs of implementing such efficiencies). The anticipated savings are based on estimates and assumptions made by NME that are inherently uncertain, though considered reasonable by NME, and are subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of management. There can be no assurance that such savings, if any, will be achieved.

    The adjustments to arrive at the Unaudited Pro Forma Condensed Combined Financial Statements are as follows:

        (a) To record cash paid in connection with the Merger (in millions):

Cash portion of the Merger Consideration..........................  $ 1,478.3
Cash portion of the AMH Option Cancellation (representing
 3,280,567 options cancelled).....................................       41.3
AMH Special Dividend..............................................        7.8
                                                                    ---------
  Total cash paid in connection with the Merger...................  $ 1,527.4
                                                                    ---------
                                                                    ---------

        (b) To reflect borrowings under the New Credit Facility and the proceeds from the Public Offering and the application of such amounts as follows (in millions):

New Credit Facility
  Term loan......................................................  $ 2,000.0
  Revolver.......................................................      265.4
New Senior Notes.................................................      300.0
New Subordinated Notes...........................................      700.0
                                                                   ---------
    Total sources................................................    3,265.4
Repayment of certain AMI debt (including current portion
 with a carrying value of $150.5)................................   (1,090.5)
Repayment of certain NME debt (including current portion
 with a carrying value of $457.6)................................     (611.4)
                                                                   ---------
    Net increase in cash.........................................  $ 1,563.5
                                                                   ---------
                                                                   ---------

        (c) To reflect estimated fees, costs and expenses of NME and AMH of approximately $165.6 million in the aggregate. The $165.6 million estimate includes the following: (i) an estimated $28.4 million of transaction fees, costs and expenses; (ii) $64.7 million of deferred financing costs; and
    (iii) an estimated $72.5 million, substantially all of which represents the write-up of the debt to be refinanced to its fair value at November 30, 1994. See Note (g) below. These amounts are based on actual agreements, estimates provided by outside advisors and estimated payments in connection with the Refinancing, as determined by NME's financial advisors.

        (d) To consolidate the assets, liabilities and stockholders' equity of HUG, currently accounted for as investments by both NME and AMH under the equity method. Upon completion of the Merger, NME will own approximately 81% of HUG.

        (e) To record deferred income taxes in connection with the increase in the carrying values of AMH buildings and equipment and the balance of AMH indebtedness not expected to be refinanced in connection with the Merger and to reduce income taxes payable related to the redemption of certain indebtedness of AMI and the AMH Option Cancellation.

        (f) To increase by $275.0 million the carrying value of AMH's buildings and equipment to the estimated fair values thereof and to increase by $30.0 million the carrying value of the balance

                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED) of AMH's indebtedness not expected to be refinanced to the preliminary estimate of the fair value thereof, both as required by the purchase accounting treatment of the Merger. NME expects to obtain and record final valuations based upon independent appraisals following the consummation of the Merger. It is not expected that the final valuations will result in any significant reclassification between goodwill and buildings and equipment or long-term debt. For purposes of these Unaudited Pro Forma Condensed Combined Financial Statements, NME has assumed that the fair value of the remaining net assets of AMH approximates the existing net book value of such assets.

        (g) To record the increase in intangible assets representing deferred financing costs and the excess of the purchase price of the AMH Common Stock over the fair value of the net assets acquired (in millions):

Cash portion of the Merger Consideration..................             $ 1,478.3
Value of stock portion of the Merger Consideration........                 482.0
Stockholders' equity of AMH at November 30, 1994..........     (873.6)
Conversion of AMI 9 1/2% Convertible Debentures...........       (3.0)
Cash portion of AMH Option Cancellation...................       41.3
Value of stock portion of AMH Option Cancellation.........        7.5
AMH Special Dividend......................................        7.8
                                                            ---------
  Adjusted AMH stockholders' equity.......................                (820.0)
Adjustment to fair value of AMH buildings and equipment...                (275.0)
Adjustment to fair value of AMH indebtedness not
 refinanced...............................................                  30.0
Estimated fees and expenses ($64.7 million of which
 represent deferred financing costs)......................                 165.6
Net adjustment to income taxes payable and deferred income
 taxes....................................................                  49.0
                                                                       ---------
  Net increase in intangible assets.......................             $ 1,109.9
                                                                       ---------
                                                                       ---------

        (h)  To  give  effect  to  the assumed  conversion  of  the  AMI  9 1/2%
    Convertible Debentures which had a carrying value of $3.0 million at November 30, 1994.

        (i) To record the issuance of (i) 32,601,338 shares of NME Common Stock (which reflects 0.42 shares of NME Common Stock to be exchanged per share of AMH Common Stock) to be issued in connection with the Merger for all of the outstanding AMH Common Stock; (ii) 78,143 shares of NME Common Stock held in treasury in exchange for AMH Common Stock issuable upon conversion of the AMI 9 1/2% Convertible Debentures; and (iii) 512,484 shares of NME Common Stock issuable to AMH in exchange for a note, with an estimated principal amount of $7.6 million, which shares will constitute the stock portion of the AMH Option Cancellation, assuming in each case a value of $14.75 per share of NME Common Stock (representing the average closing price as reported on the NYSE on the 10 trading days immediately following the announcement of the Merger). AMH will transfer the shares of NME Common Stock received from NME in exchange for the note to cancel 1,220,200 stock options held by certain executives of AMH. See "Financing for the Merger and the Related Transactions."

        (j) To give effect to the elimination of the AMH Common Stock and other stockholders' equity, as adjusted in note (g) above.

        (k) To give effect to the AMH Option Cancellation and to the AMH Special Dividend. See "Financing for the Merger and the Related Transactions."

        (l) To adjust the results of operations of NME to reflect (i) the August 1994 sale of approximately 75% of the common stock of TRC; (ii) the March 1994 sale of one inpatient rehabilitation

                          NOTES TO UNAUDITED PRO FORMA
             CONDENSED COMBINED FINANCIAL STATEMENTS -- (CONTINUED) hospital; (iii) the February 1994 sale of four long-term care facilities and the September 1993 sale of 19 long-term care facilities to Hillhaven (all of which properties previously had been leased to Hillhaven); (iv) the January 1994 sale of 28 inpatient rehabilitation hospitals and 45 related satellite outpatient clinics; (v) the elimination of restructuring charges recorded by NME of $77.0 million in fiscal 1994; and (vi) the elimination of certain non-recurring gains on disposals of facilities and long-term investments recorded by NME.

        (m) To eliminate non-recurring gains on disposals of facilities and long-term investments relating to the sale of AMH's interest in EPIC Healthcare Group, Inc. and to reflect the effect on income taxes of these adjustments.

        (n) To adjust depreciation expense for the year ended May 31, 1994 as follows (in millions):

To reflect additional depreciation on the stepped-up values of AMH's
 buildings and equipment............................................  $     9.0
To conform the estimated useful lives of the acquired buildings and
 equipment to those used by NME.....................................      (19.6)
                                                                      ---------
  Net decrease in depreciation expense..............................  $   (10.6)
                                                                      ---------
                                                                      ---------

    The adjustments made for the six months ended November 30, 1993 and 1994 are equal to one half of the amount above.

        (o) To reflect amortization of the excess of the purchase price of AMH over the preliminary estimate of the fair value of the net assets acquired using the straight-line method over 40 years.

        (p) To adjust interest expense, including the amortization of deferred financing costs over the term of the related indebtedness, for the year ended May 31, 1994 as follows (in millions):

To reflect pro forma interest expense related to the New Credit
 Facility and the New Debt Securities..............................  $   270.8
To reduce interest expense to give effect to the Refinancing and
 the repayment of certain indebtedness.............................     (165.8)
To reduce interest expense to reflect the amortization of the
 adjustment to fair value of AMH indebtedness not refinanced.......       (2.8)
                                                                     ---------
  Net increase in interest expense.................................  $   102.2
                                                                     ---------
                                                                     ---------

    The adjustments made for the six months ended November 30, 1993 and 1994 are equal to one half of the amount above.

        (q) To reflect an estimated reduction of interest income related to a lower balance of cash and cash equivalents available for investment.

        (r) To reflect income taxes at an assumed marginal rate of 39% on the pro forma adjustments described in (n), (p) and (q) above. Amortization of goodwill is not deductible for tax purposes.

        (s) Does not reflect the cumulative effect of NME's change in the method of accounting for income taxes.

        (t) Does not reflect the extraordinary loss on early extinguishment of AMH debt.

        (u) Represents the additional weighted average common shares that would have been outstanding upon consummation of the Merger.

        (v) To reflect the August 1994 sale of approximately 75% of the common stock of TRC; to eliminate non-recurring gains on disposals of facilities and long-term investments; and to reflect income taxes on these adjustments.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To The Boards of Directors and
 Shareholders of American Medical Holdings, Inc.
 and American Medical International, Inc.

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of cash flows and of shareholders' equity present fairly, in all material respects, the financial position of American Medical Holdings, Inc. and subsidiaries and American Medical International, Inc. and subsidiaries at August 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended August 31, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Companies' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Dallas, Texas
October 20, 1994

                AMERICAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
             AMERICAN MEDICAL INTERNATIONAL, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                     ASSETS

                                                                            AS OF AUGUST 31,
                                                       ----------------------------------------------------------
                                                                   1994                          1993
                                                       ----------------------------  ----------------------------
                                                         HOLDINGS          AMI         HOLDINGS          AMI
                                                       -------------  -------------  -------------  -------------
CURRENT ASSETS:
Cash and cash equivalents............................  $      31,941  $      31,941  $      44,335  $      44,335
Accounts receivable, less reserves for uncollectible
 accounts of $98,622 in 1994 and $98,143 in 1993.....        147,415        147,415         90,596         90,596
Inventory of supplies................................         63,444         63,444         59,516         59,516
Income taxes, net (including current portion of
 deferred income taxes)..............................         30,876         30,876         24,641         24,641
Prepaid expenses.....................................         15,133         15,133         11,617         11,617
                                                       -------------  -------------  -------------  -------------
                                                             288,809        288,809        230,705        230,705
                                                       -------------  -------------  -------------  -------------
PROPERTY AND EQUIPMENT:
Land.................................................        117,841        117,841        104,723        104,723
Buildings and improvements...........................      1,253,411      1,253,411      1,151,890      1,151,890
Equipment............................................        577,687        577,687        507,505        507,505
Construction in progress.............................         22,457         22,457         35,827         35,827
                                                       -------------  -------------  -------------  -------------
                                                           1,971,396      1,971,396      1,799,945      1,799,945
Less -- Accumulated depreciation.....................        507,653        507,653        395,736        395,736
                                                       -------------  -------------  -------------  -------------
                                                           1,463,743      1,463,743      1,404,209      1,404,209
                                                       -------------  -------------  -------------  -------------
OTHER ASSETS:
Notes receivable.....................................         15,559         15,559         10,791         10,791
Investments..........................................         24,523         24,523         27,982         27,982
Cost in excess of net assets acquired, net...........      1,153,887      1,153,887      1,165,435      1,165,435
Deferred costs.......................................         30,026         30,026         29,248         29,248
                                                       -------------  -------------  -------------  -------------
                                                           1,223,995      1,223,995      1,233,456      1,233,456
                                                       -------------  -------------  -------------  -------------
                                                       $   2,976,547  $   2,976,547  $   2,868,370  $   2,868,370
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------

                See Notes to Consolidated Financial Statements.

                AMERICAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
             AMERICAN MEDICAL INTERNATIONAL, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                            AS OF AUGUST 31,
                                                       ----------------------------------------------------------
                                                                   1994                          1993
                                                       ----------------------------  ----------------------------
                                                         HOLDINGS          AMI         HOLDINGS          AMI
                                                       -------------  -------------  -------------  -------------
CURRENT LIABILITIES:
Current maturities of long-term debt.................  $     156,028  $     156,028  $      40,831  $      40,831
Accounts payable.....................................         86,898         86,898         84,513         84,513
Accrued liabilities:
  Payroll and benefits...............................        116,961        116,961        131,170        131,170
  Interest...........................................         20,563         20,563         20,641         20,641
  Taxes, other than income...........................         26,322         26,322         26,353         26,353
  Other..............................................         69,692         69,692         67,147         67,147
                                                       -------------  -------------  -------------  -------------
                                                             476,464        476,464        370,655        370,655
                                                       -------------  -------------  -------------  -------------
LONG-TERM DEBT.......................................      1,130,967      1,130,967      1,283,665      1,283,665
                                                       -------------  -------------  -------------  -------------
CONVERTIBLE SUBORDINATED DEBT........................         10,707         10,707         10,487         10,487
                                                       -------------  -------------  -------------  -------------
DEFERRED CREDITS AND OTHER LIABILITIES:
Deferred income taxes................................        218,651        218,651        211,451        211,451
Reserve for professional liability risks.............        103,099        103,099        100,496        100,496
Other deferred credits and liabilities...............        187,941        187,941        187,743        187,743
                                                       -------------  -------------  -------------  -------------
                                                             509,691        509,691        499,690        499,690
                                                       -------------  -------------  -------------  -------------
COMMITMENTS AND CONTINGENCIES
COMMON STOCK SUBJECT TO REPURCHASE OBLIGATIONS.......       --             --                6,046       --
                                                       -------------  -------------  -------------  -------------
SHAREHOLDERS' EQUITY:
AMI common stock, $0.01 par value -- 200,000 shares
 authorized 72,481 shares issued and outstanding in
 1994 and 1993.......................................       --                  725       --                  725
Holdings preferred stock, $0.01 par value --
 5,000 shares authorized No shares outstanding.......       --             --             --             --
Holdings common stock, $0.01 par value -- 200,000
 shares authorized 77,491 shares issued and
 outstanding in 1994 and 76,873 in 1993..............            775       --                  768       --
Additional paid-in capital...........................        608,096        592,494        596,623        587,060
Retained earnings....................................        245,547        261,199        108,436        124,088
Adjustment for minimum pension liability.............         (5,700)        (5,700)        (8,000)        (8,000)
                                                       -------------  -------------  -------------  -------------
                                                             848,718        848,718        697,827        703,873
                                                       -------------  -------------  -------------  -------------
                                                       $   2,976,547  $   2,976,547  $   2,868,370  $   2,868,370
                                                       -------------  -------------  -------------  -------------
                                                       -------------  -------------  -------------  -------------

                See Notes to Consolidated Financial Statements.

                AMERICAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
             AMERICAN MEDICAL INTERNATIONAL, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                        FOR THE YEAR ENDED AUGUST 31,
                                           ----------------------------------------------------------------------------------------
                                                       1994                          1993                          1992
                                           ----------------------------  ----------------------------  ----------------------------
                                             HOLDINGS          AMI         HOLDINGS          AMI         HOLDINGS          AMI
                                           -------------  -------------  -------------  -------------  -------------  -------------
NET REVENUES.............................  $   2,381,689  $   2,381,689  $   2,238,525  $   2,238,525  $   2,237,912  $   2,237,912
OPERATING COSTS AND EXPENSES:
  Salaries and benefits..................        869,020        869,020        815,323        815,323        838,727        838,727
  Supplies...............................        339,985        339,985        315,935        315,935        316,541        316,541
  Provision for uncollectible accounts...        165,539        165,539        148,135        148,135        163,824        163,824
  Depreciation and amortization..........        156,718        156,718        147,397        147,397        149,051        149,051
  Other operating costs..................        524,221        524,221        505,614        505,614        496,180        496,180
                                           -------------  -------------  -------------  -------------  -------------  -------------
    Total operating costs and expenses...      2,055,483      2,055,483      1,932,404      1,932,404      1,964,323      1,964,323
                                           -------------  -------------  -------------  -------------  -------------  -------------
OPERATING INCOME.........................        326,206        326,206        306,121        306,121        273,589        273,589
  Gains on sales of securities...........         69,328         69,328       --             --              119,803        119,803
  Interest expense, net..................       (154,507)      (154,507)      (166,582)      (166,582)      (204,556)      (204,556)
                                           -------------  -------------  -------------  -------------  -------------  -------------
INCOME BEFORE TAXES, MINORITY EQUITY
 INTEREST AND EXTRAORDINARY LOSS.........        241,027        241,027        139,539        139,539        188,836        188,836
  Provision for income taxes.............        (98,300)       (98,300)       (68,800)       (68,800)       (77,900)       (77,900)
                                           -------------  -------------  -------------  -------------  -------------  -------------
NET INCOME BEFORE MINORITY EQUITY
 INTEREST AND EXTRAORDINARY LOSS.........        142,727        142,727         70,739         70,739        110,936        110,936
  Minority equity interest...............         (3,707)        (3,707)        (3,770)        (3,770)        (1,318)        (1,318)
                                           -------------  -------------  -------------  -------------  -------------  -------------
NET INCOME BEFORE EXTRAORDINARY LOSS.....        139,020        139,020         66,969         66,969        109,618        109,618
  Extraordinary loss on early
   extinguishment of debt................         (1,909)        (1,909)       (25,431)       (25,431)        (9,997)        (9,997)
                                           -------------  -------------  -------------  -------------  -------------  -------------
NET INCOME...............................  $     137,111  $     137,111  $      41,538  $      41,538  $      99,621  $      99,621
                                           -------------  -------------  -------------  -------------  -------------  -------------
                                           -------------  -------------  -------------  -------------  -------------  -------------
PER SHARE DATA:
Net income before extraordinary loss.....      $1.80           N/A           $0.87           N/A           $1.43           N/A
  Extraordinary loss on early
   extinguishment of debt................     (0.02)           N/A          (0.33)           N/A          (0.13)           N/A
                                               ----                          ----                          ----
NET INCOME PER COMMON AND COMMON
 EQUIVALENT SHARE........................      $1.78           N/A           $0.54           N/A           $1.30           N/A
                                               ----                          ----                          ----
                                               ----                          ----                          ----
SHARES USED FOR COMPUTATION OF NET INCOME
 PER SHARE...............................     77,143           N/A          76,760           N/A          76,645           N/A

                See Notes to Consolidated Financial Statements.

                AMERICAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
             AMERICAN MEDICAL INTERNATIONAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                               FOR THE YEAR ENDED AUGUST 31,
                                                              ----------------------------------------------------------------
                                                                      1994                  1993                  1992
                                                              --------------------  --------------------  --------------------
                                                              HOLDINGS      AMI     HOLDINGS      AMI     HOLDINGS      AMI
                                                              ---------  ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Income before extraordinary loss..........................  $ 139,020  $ 139,020  $  66,969  $  66,969  $ 109,618  $ 109,618
  Adjustments to reconcile to net cash provided by operating activities:
    Depreciation and amortization...........................    156,718    156,718    147,397    147,397    149,051    149,051
    Deferred income taxes...................................     (8,100)    (8,100)       300        300     19,600     19,600
    Amortization of debt discount, deferred financing costs
     and non-cash interest..................................     49,021     49,021     60,617     60,617     62,396     62,396
    Gains on sales of securities............................    (69,328)   (69,328)    --         --       (119,803)  (119,803)
    Financing fees paid.....................................     (1,630)    (1,630)    (5,515)    (5,515)    (3,297)    (3,297)
    Foreign exchange translation (income) loss..............        215        215       (613)      (613)     7,761      7,761
    Decrease (increase) in accounts receivable, net.........    (18,745)   (18,745)    25,512     25,512     36,859     36,859
    Increase in inventory of supplies and prepaid
     expenses...............................................     (1,206)    (1,206)      (515)      (515)    (4,980)    (4,980)
    Decrease in accounts payable and accrued liabilities....    (10,086)   (10,086)    (9,671)    (9,671)   (54,064)   (54,064)
    Decrease in accrued interest............................       (664)      (664)    (1,409)    (1,409)    (1,553)    (1,553)
    Income taxes, net.......................................     18,283     18,283    (17,983)   (17,983)    81,687     81,687
    Decrease in other liabilities...........................    (14,273)   (14,273)    (6,751)    (6,751)   (27,527)   (27,527)
    Other non-cash items, net...............................      4,506      4,506     (1,058)    (1,058)      (301)      (301)
                                                              ---------  ---------  ---------  ---------  ---------  ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES...................    243,731    243,731    257,280    257,280    255,447    255,447
                                                              ---------  ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on debt..........................................    (62,169)   (62,169)  (653,884)  (653,884)  (506,406)  (506,406)
  Reducing Revolving Credit Facility........................    (21,000)   (21,000)   287,000    287,000     --         --
  Borrowing Base Facility...................................     --         --         --         --        (39,495)   (39,495)
  Borrowings................................................        890        890    152,047    152,047    185,794    185,794
  Contribution to AMI by Holdings...........................     --          5,434     --          2,381     --          9,988
  Stock repurchases.........................................        (20)    --           (118)    --         (3,170)    --
  Issuance of Holdings common stock.........................      5,454     --          2,499     --         11,927     --
                                                              ---------  ---------  ---------  ---------  ---------  ---------
NET CASH USED IN FINANCING ACTIVITIES.......................    (76,845)   (76,845)  (212,456)  (212,456)  (351,350)  (350,119)
                                                              ---------  ---------  ---------  ---------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Property and equipment additions..........................   (112,214)  (112,214)  (116,322)  (116,322)   (96,816)   (96,816)
  Acquisitions..............................................   (111,606)  (111,606)    --         --         --         --
  Disposition of assets.....................................     --         --         --         --        100,089    100,089
  Sales of securities.......................................     72,437     72,437     --         --        153,371    153,371
  Decrease (increase) in deferred costs.....................     (7,279)    (7,279)    (3,956)    (3,956)     4,107      4,107
  Additions to notes receivable and investments.............    (15,536)   (15,536)    (4,969)    (4,969)   (43,531)   (43,531)
  Decrease in notes receivable and investments..............      7,270      7,270     63,758     63,758     33,204     33,204
  Other, net................................................    (12,352)   (12,352)    (9,536)    (9,536)   (14,848)   (14,848)
                                                              ---------  ---------  ---------  ---------  ---------  ---------
NET CASH PROVIDED BY (USED IN) INVESTING
 ACTIVITIES.................................................   (179,280)  (179,280)   (71,025)   (71,025)   135,576    135,576
                                                              ---------  ---------  ---------  ---------  ---------  ---------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS............    (12,394)   (12,394)   (26,201)   (26,201)    39,673     40,904
Cash and cash equivalents, beginning of period..............     44,335     44,335     70,536     70,536     30,863     29,632
                                                              ---------  ---------  ---------  ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................  $  31,941  $  31,941  $  44,335  $  44,335  $  70,536  $  70,536
                                                              ---------  ---------  ---------  ---------  ---------  ---------
                                                              ---------  ---------  ---------  ---------  ---------  ---------

                See Notes to Consolidated Financial Statements.

                AMERICAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
             AMERICAN MEDICAL INTERNATIONAL, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                 (IN THOUSANDS)

                   FOR THE THREE YEARS ENDED AUGUST 31, 1994

                                                                                                                  ADJUSTMENT FOR
                                                                                        ADDITIONAL    RETAINED        MINIMUM
                                                                                          PAID-IN     EARNINGS        PENSION
                                                                 SHARES      AMOUNT       CAPITAL     (DEFICIT)      LIABILITY
                                                                ---------  -----------  -----------  -----------  ---------------
HOLDINGS
Balance, August 31, 1991......................................     75,615   $     756   $   584,145  $   (32,723)    $  --
                                                                ---------       -----   -----------  -----------       -------
  Issuance of stock...........................................      1,315          13        11,914      --             --
  Stock repurchases...........................................       (290)         (3)       (3,167)     --             --
  Common Stock Subject to Repurchase
   Obligations................................................     --          --             3,105      --             --
  Net income..................................................     --          --           --            99,621        --
                                                                ---------       -----   -----------  -----------       -------
Balance, August 31, 1992......................................     76,640         766       595,997       66,898        --
                                                                ---------       -----   -----------  -----------       -------
  Issuance of stock...........................................        247           2         2,497      --             --
  Stock repurchases...........................................        (14)     --              (118)     --             --
  Common Stock Subject to Repurchase
   Obligations................................................     --          --            (1,753)     --             --
  Net income..................................................     --          --           --            41,538        --
  Adjustment for minimum pension liability....................     --          --           --           --             (8,000)
                                                                ---------       -----   -----------  -----------       -------
Balance, August 31, 1993......................................     76,873         768       596,623      108,436        (8,000)
                                                                ---------       -----   -----------  -----------       -------
  Issuance of stock...........................................        621           7         5,447      --             --
  Stock repurchases...........................................         (3)     --               (20)     --             --
  Common Stock Subject to Repurchase
   Obligations................................................     --          --             6,046      --             --
  Net income..................................................     --          --           --           137,111        --
  Adjustment for minimum pension liability....................     --          --           --           --              2,300
                                                                ---------       -----   -----------  -----------       -------
Balance, August 31, 1994......................................     77,491   $     775   $   608,096  $   245,547     $  (5,700)
                                                                ---------       -----   -----------  -----------       -------
                                                                ---------       -----   -----------  -----------       -------
AMI
Balance, August 31, 1991......................................     72,481   $     725   $   567,444  $   (17,071)    $  --
                                                                ---------       -----   -----------  -----------       -------
  Contributions from Holdings.................................     --          --            17,235      --             --
  Net income..................................................     --          --           --            99,621        --
                                                                ---------       -----   -----------  -----------       -------
Balance, August 31, 1992......................................     72,481         725       584,679       82,550        --
                                                                ---------       -----   -----------  -----------       -------
  Contributions from Holdings.................................     --          --             2,381      --             --
  Net income..................................................     --          --           --            41,538        --
  Adjustment for minimum pension liability....................     --          --           --           --             (8,000)
                                                                ---------       -----   -----------  -----------       -------
Balance, August 31, 1993......................................     72,481         725       587,060      124,088        (8,000)
                                                                ---------       -----   -----------  -----------       -------
  Contributions from Holdings.................................     --          --             5,434      --             --
  Net income..................................................     --          --           --           137,111        --
  Adjustment for minimum pension liability....................     --          --           --           --              2,300
                                                                ---------       -----   -----------  -----------       -------
Balance, August 31, 1994......................................     72,481   $     725   $   592,494  $   261,199     $  (5,700)
                                                                ---------       -----   -----------  -----------       -------
                                                                ---------       -----   -----------  -----------       -------

                 See Notes to Consolidated Financial Statements

                AMERICAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
             AMERICAN MEDICAL INTERNATIONAL, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    American Medical Holdings, Inc. ("Holdings") was organized in July 1989 to acquire American Medical International, Inc. ("AMI" and, together with Holdings, the "Company"). As a result of this transaction, Holdings is the owner of all of the outstanding shares of common stock of AMI.

    The accompanying consolidated financial statements include the accounts of Holdings, AMI and all majority owned subsidiary companies and have been prepared in accordance with generally accepted accounting principles. All significant intercompany accounts and transactions have been eliminated. Certain reclassifications have been made to prior years' financial statements to be consistent with the fiscal 1994 presentation.

    AMI's financial statements are the same as Holdings' financial statements, except for the components of shareholders' equity, and for the years ended August 31, 1993 and 1992 the impact of Holdings' common stock subject to repurchase obligations (See Note 9 Capital Stock).

    CASH AND CASH EQUIVALENTS

    All highly liquid debt instruments purchased with an original maturity of three months or less are considered to be cash equivalents.

    ACCOUNTS RECEIVABLE

    The Company receives payment for services rendered to patients from (i) the federal and state governments under the Medicare, Medicaid and CHAMPUS programs,
(ii) privately sponsored managed care programs for which payment is made based on terms defined under contracts and (iii) other payers. As of August 31, 1994 and 1993, government patient receivables represented approximately 37% and 30%, respectively, contracted patient receivables represented approximately 32% and 35%, respectively, and other third party payer receivables represented approximately 31% and 35%, respectively of net patient receivables.

    Receivables from government agencies represent a concentrated group of credit for the Company; however, management does not believe that there are any credit risks associated with these governmental agencies. The only other significant credit concentration is with various Blue Cross affiliates. The remaining balance of payers including entities and individuals involved in diverse activities, and subject to differing economic conditions, do not represent any known concentrated credit risks to the Company. Furthermore, management continually monitors and adjusts its reserves and allowances associated with these receivables.

    INVENTORY OF SUPPLIES

    Inventories are stated at the lower of cost (first-in, first-out) or market.

    PROPERTY AND EQUIPMENT

    Amounts capitalized as part of property and equipment, including additions and improvements to existing facilities, are recorded at cost, including interest capitalized during construction which is computed at the cost of funds borrowed. Maintenance costs and repairs are expensed as incurred. Buildings and improvements and equipment are depreciated using the straight-line method of depreciation over their estimated useful lives. The estimated lives of buildings and improvements are generally 20 to 25 years and equipment is 3 to 15 years.

                AMERICAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
             AMERICAN MEDICAL INTERNATIONAL, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INVESTMENTS

    Investments are accounted for under either the equity method or the cost method. Investments accounted for under the cost method are stated at the lower of cost or market in the accompanying financial statements.

    COST IN EXCESS OF NET ASSETS ACQUIRED

    Cost in excess of net assets acquired is being amortized over 40 years from the original acquisition date of AMI resulting in an annual amortization of approximately $32.0 million. The cumulative amortization of cost in excess of net assets acquired as of August 31, 1994 and 1993 is $157.2 million and $125.2 million, respectively.

    DEFERRED COSTS

    Deferred financing costs are amortized under the interest method over the term of the expected life of the debt. Costs incurred prior to the opening of new facilities and costs incurred in the development of data processing systems are deferred and amortized on a straight-line basis over a two to five-year period.

    INCOME TAXES

    Income taxes are computed in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," which requires deferred tax liabilities or assets be recognized for the anticipated tax effects of temporary differences that arise as a result of differences in the book basis and tax basis of assets and liabilities.

    NET REVENUES

    The Company's sources of revenues are primarily provided from patient services and are presented net of reserves to recognize the difference between the hospitals' established billing rates for covered services and the amounts paid by third party or private payers. Patient revenues received under government and privately sponsored insurance programs are based on cost as defined under the programs or at predetermined rates based upon the diagnosis, plus capital costs, return on equity and other adjustments rather than customary charges. Adjustments are recorded in the period the services are rendered based on estimated amounts to be reimbursed and contract interpretations, however, such adjustments are generally subject to final audit and settlement. Net revenues include adjustments for the years ended August 31, 1994, 1993 and 1992 of $2.1 billion, $1.9 billion and $1.8 billion, respectively. In management's opinion, the reserves established are adequate to cover the ultimate liabilities that may result from final settlements.

    The Company provides healthcare services free of charge to individuals who meet certain financial or economic criteria (i.e. charity care). The billings for such services have not been recognized as receivables or revenues in the financial statements since they are not expected to result in cash flows.

    TRANSLATION OF FOREIGN CURRENCIES

    Revaluation gains or losses on assets and liabilities denominated in currencies other than the functional currency are included in the determination of income. Revaluation gains or losses for debt denominated in foreign currencies for the years ended August 31, 1994 and 1993 were immaterial. Revaluation losses for debt denominated in foreign currencies for the year ended August 31, 1992 totaled $7.8 million. As of September 1, 1992, substantially all of the Company's foreign denominated debt obligations have been redeemed or the Company has entered into swap agreements that hedge

                AMERICAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
             AMERICAN MEDICAL INTERNATIONAL, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) against any future fluctuations and, therefore, eliminated any future material revaluation gains or losses associated with the applicable debt obligations (See
Note 5 Long Term Debt -- Swap Agreements).

2.  FAIR VALUE OF FINANCIAL INSTRUMENTS
    The Company uses the following methods and assumptions to estimate the fair value of its financial instruments at August 31, 1994:

    CASH AND CASH EQUIVALENTS

    The carrying value of cash and cash equivalents approximates fair value due to the short-term nature of these instruments.

    INVESTMENTS

    The Company has various investments for which the determination of the fair value is not practicable.

    LONG-TERM DEBT

    Fair values of publicly traded notes have been determined using the quoted market prices at August 31, 1994. The fair value of certain non-publicly traded notes is based on cash flows discounted using interest rates found on comparable traded securities. The aggregate carrying value of long-term debt at August 31, 1994, of $1,297.7 million had an estimated fair value of $1,392.3 million.

3.  ACQUISITIONS
    Effective May 1, 1994, the Company completed the purchase of Saint Francis Hospital located in Memphis, Tennessee. In conjunction with this purchase, in June 1994 the Company completed the acquisition of a management services organization in the Memphis area. During fiscal 1994, the Company also acquired additional outpatient businesses, including home health, diagnostic centers and physician practices.

    During fiscal 1993, the Company merged the operations of AMI's Tarzana Regional Medical Center with the operations of HealthTrust, Inc. -- The Hospital Company's ("HealthTrust") Encino Hospital. AMI owns 75% of the combined hospital operations and therefore the results of operations for the hospitals are fully consolidated with the results of operations of the Company for periods subsequent to January 1, 1993.

4.  DISPOSITIONS
    During 1994, AMI recognized a $69.3 million pre-tax gain ($43.4 million net of tax), related to the sale of the Company's interest in EPIC Holdings, Inc. During fiscal 1992, the Company completed the sale of $89.3 million principal amount of Zero Coupon Notes Due 2001, issued by EPIC Healthcare Group, Inc. in September 1988 as partial consideration for AMI's sale of certain hospitals. AMI also completed the sale of its investment in EPIC Holdings, Inc. Class A and Class B Preferred Stock for aggregate cash proceeds of $130 million. The total pre-tax gain recorded in fiscal 1992 from these transactions was $119.8 million ($80.7 million, net of tax). The gains on the sale of the EPIC securities in fiscal 1994 and 1992 is presented in the accompanying financial statements as "Gains on sales of securities."

    During fiscal 1992, the Company sold four domestic acute care hospitals for aggregate cash proceeds of approximately $100.1 million. These assets were valued at their respective sales prices, and therefore, no gains or losses were recognized from these sales in fiscal 1992.

                AMERICAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
             AMERICAN MEDICAL INTERNATIONAL, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5.  LONG-TERM DEBT
    The components of Holding's and AMI's long-term debt at August 31, 1994 and 1993 are summarized as follows (in thousands):

                                                                                          1994           1993
                                                                                      -------------  -------------
Reducing Revolving Credit Facility, 5.7% at August 31, 1994.........................  $     266,000  $     287,000
Senior debt, 11 1/4% to 11 3/8% at August 31, 1994, net of unamortized discount at
 August 31, 1994 of $9.4 million and due from 1995 through 2015.....................        127,179        125,854
11% Senior Notes, due 2000..........................................................        100,000        100,000
6 1/2% Swiss franc/dollar dual currency senior notes due 1997, $74.9 million face
 value, net of $11.2 million unamortized discount at August 31, 1994................         63,760         60,526
11 1/4% Senior notes due 1995, L37 million face value, net of $0.9 million
 unamortized discount at August 31, 1994............................................         61,793         60,084
5% Swiss franc bonds due 1996, SFr.78 million face value, net of $5.1 million
 unamortized discount at August 31, 1994............................................         47,379         44,537
Zero Coupon Guaranteed Bonds due 1997 and 2002, $179.3 million face value, net of
 $83.6 million unamortized discount at August 31, 1994..............................         95,714         84,577
9 1/2% Senior Subordinated Notes, due 2006..........................................        150,000        150,000
13 1/2% Senior Subordinated Notes, due 2001.........................................        193,790        193,790
15% Junior Subordinated Discount Debentures, due 2005...............................        104,473        104,485
Notes, and capital lease obligations (notes secured by trust deeds on real property with an aggregate net book value of approximately $96.8 million at August 31, 1994)
 with varying maturities through 2014 with interest at an average rate of 9.6%......         76,907        113,643
                                                                                      -------------  -------------
                                                                                          1,286,995      1,324,496
Less -- current maturities..........................................................        156,028         40,831
                                                                                      -------------  -------------
                                                                                      $   1,130,967  $   1,283,665
                                                                                      -------------  -------------
                                                                                      -------------  -------------

    REVOLVING CREDIT FACILITY

    The Company's $600 million revolving credit facility ("Reducing Revolving Credit Facility") was amended in June 1994 extending the term to September 1999 and reducing the rate at which interest accrues. Amounts outstanding under the Reducing Revolving Credit Facility will accrue interest, at the option of AMI, at (i) adjusted LIBOR plus .875% (subject to reduction upon the satisfaction of certain conditions) or (ii) at the alternative base rate specified for the Reducing Revolving Credit Facility. Upon completion of the fiscal 1994 loan compliance report, anticipated to be prior to the end of the first quarter of fiscal 1995, the rate at which interest accrues based on LIBOR will be reduced to LIBOR plus .75%. Under the Reducing Revolving Credit Facility, $31.3 million in letters of credit were outstanding as of August 31, 1994.

    SWAP AGREEMENTS

    AMI has entered into swap agreements which hedge any foreign currency gains or losses on the L37 million senior notes, face amount $62.7 million, and the SFr.78 million bonds, face amount $52.4 million. At August 31, 1994 no loss would be recognized if the counter parties to these swap agreements failed to perform their obligations.

                AMERICAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
             AMERICAN MEDICAL INTERNATIONAL, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5.  LONG-TERM DEBT (CONTINUED)
    DEBT COVENANTS

    The terms of certain of the Company's indebtedness impose operating and financial restrictions requiring the Company to maintain certain financial ratios and restrict the Company's ability to incur additional indebtedness and enter into leases and guarantees of debt; to make capital expenditures; to make loans and investments; to pay dividends or repurchase shares of stock; to repurchase, retire or refinance indebtedness prior to maturity, and to purchase or sell assets. The Company has pledged the capital stock of certain direct (first tier) subsidiaries as security its obligations under the Reducing Revolving Credit Facility and certain other senior indebtedness. In addition, the Company has granted a security interest in its accounts receivable as security for its obligations under the Reducing Revolving Credit Facility. Management believes that the Company is currently in compliance with all covenants and restrictions contained in all financing agreements.

    MATURITIES OF LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

    As of August 31, 1994 the maturities of long-term debt, including capital lease obligations, for the five years ending August 31, 1999 are $156.0 million in fiscal 1995, $57.0 million in fiscal 1996, $182.1 million in fiscal 1997, $2.3 million in fiscal 1998 and $2.3 million in fiscal 1999.

    CONVERTIBLE SUBORDINATED DEBT

    Convertible subordinated debentures are unsecured obligations of the Company and are redeemable at declining premiums prior to their respective payment dates. The 9 1/2% Convertible Subordinated Debentures Due 2001, of which $3.4 million and $3.3 million was outstanding at August 31, 1994 and 1993, respectively, are convertible at $24.38 per share into 209,639 shares of Holdings' common stock at August 31, 1994, net of unamortized discount of $1.7 million. The 8 1/4% Convertible Subordinated Debentures Due 2008 of which $7.3 million and $7.2 million was outstanding at August 31, 1994 and 1993, respectively, are convertible at $40.00 per share into 361,400 shares of Holdings' common stock at August 31, 1994 net of unamortized discount of $7.1 million.

6.  BENEFIT PLANS

    PENSION PLANS

    The Company has defined benefit pension plans (the "Plans") covering substantially all of the Company's employees. The benefits are based on years of service and the employee's base compensation as defined in the Plans. The Company's policy is to fund pension costs accrued within the limits allowed under federal income tax regulations. Contributions are intended to provide not only for benefits attributed to credited service to date, but also for those expected to be earned in the future.

                AMERICAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
             AMERICAN MEDICAL INTERNATIONAL, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6.  BENEFIT PLANS (CONTINUED)
    In accordance with SFAS No. 87 Holdings and AMI have recorded an adjustment to recognize a minimum pension liability. The following table sets forth the funded status of the Plans and amounts recognized in the consolidated financial statements as of August 31, 1994 and 1993 (in thousands):

                                                                                            1994          1993
                                                                                        ------------  ------------
Actuarial present value of accumulated benefit obligation:
  Vested..............................................................................  $    182,600  $    147,600
                                                                                        ------------  ------------
                                                                                        ------------  ------------
  Accumulated.........................................................................  $    191,000  $    155,100
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Projected benefit obligation..........................................................  $    209,600  $    170,500
Plan assets at fair value, primarily listed stock and corporate bonds.................      (204,600)     (133,000)
                                                                                        ------------  ------------
Projected benefit obligation in excess of plan assets.................................         5,000        37,500
Unrecognized net loss.................................................................       (24,700)      (25,900)
Adjustment for minimum pension liability..............................................         6,500        10,500
                                                                                        ------------  ------------
Pension (asset) liability.............................................................  $    (13,200) $     22,100
                                                                                        ------------  ------------
                                                                                        ------------  ------------

    Holdings' and AMI's net pension cost for the years ended August 31, 1994, 1993 and 1992 includes the following components (in thousands):

                                                                                 1994        1993        1992
                                                                              ----------  ----------  ----------
Service cost -- benefits earned during the period...........................  $    8,300  $    6,800  $    7,600
Interest cost on projected benefit obligation...............................      14,200      12,200      10,000
Actual return on plan assets................................................     (14,400)    (18,500)     (4,500)
Net amortization and deferral...............................................       1,100       7,000      (7,100)
                                                                              ----------  ----------  ----------
Net periodic pension cost...................................................  $    9,200  $    7,500  $    6,000
                                                                              ----------  ----------  ----------
                                                                              ----------  ----------  ----------

    In addition, Holdings and AMI have a unfunded supplemental defined benefit retirement plan for Company executives ("SERP"). The following table sets forth the amounts recognized for the unfunded SERP in the consolidated financial statements as of August 31, 1994 and 1993 (in thousands):

                                                                                               1994       1993
                                                                                             ---------  ---------
Actuarial present value of accumulated benefit obligation:
  Vested...................................................................................  $  43,500  $  43,000
                                                                                             ---------  ---------
                                                                                             ---------  ---------
  Accumulated..............................................................................  $  45,100  $  43,900
                                                                                             ---------  ---------
                                                                                             ---------  ---------
Projected benefit obligation (unfunded)....................................................  $  52,200  $  49,700
Unrecognized net gain (loss)...............................................................        700       (900)
Unrecognized transition costs..............................................................       (200)      (300)
Unrecognized prior service costs...........................................................        200        200
Adjustment for minimum pension liability...................................................      3,100      2,900
                                                                                             ---------  ---------
SERP liability.............................................................................  $  56,000  $  51,600
                                                                                             ---------  ---------
                                                                                             ---------  ---------

                AMERICAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
             AMERICAN MEDICAL INTERNATIONAL, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6.  BENEFIT PLANS (CONTINUED)
    Holdings' and AMI's net cost of the SERP plan for the years ended August 31, 1994, 1993 and 1992 includes the following components (in thousands):

                                                                                       1994       1993       1992
                                                                                     ---------  ---------  ---------
Service cost -- benefits earned during the period..................................  $   1,400  $     900  $     100
Interest cost on projected benefit obligation......................................      3,800      3,600      3,700
Net amortization and deferral......................................................        600       (300)      (100)
                                                                                     ---------  ---------  ---------
Net periodic SERP cost.............................................................  $   5,800  $   4,200  $   3,700
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------

    The weighted-average discount rate used in determining the actuarial present value of the projected benefit obligation for the SERP and the pension plan approximated 8.75% and 7.5% as of August 31, 1994 and 1993, respectively. The rate of increase in future compensation levels for the pension plan was 5.0%, 3.5% and 5.0% for the years ended August 31, 1994, 1993 and 1992, respectively. The rate of increase in future compensation levels for the SERP was 6.0%, 5.0% and 8.0% for the years ended August 31, 1994, 1993 and 1992, respectively. The expected long-term rate of return on assets was 10.0% for the years ended August 31, 1994 and 1993, for the pension plan.

    DEFERRED SAVINGS PLAN

    The Company also has a tax deferred savings plan. Expenses relating to this plan were $8.8 million, $7.3 million and $5.6 million for the years ended August 31, 1994, 1993 and 1992, respectively, for Holdings and AMI.

    OTHER

    The   Company  does  not  provide  any  post-retirement  or  post-employment healthcare or life insurance benefits to retired or former employees.

    Disclosures for the Company's Options Plans and the Employee Stock Purchase Plan are included in Note 9 Capital Stock.

7.  PROFESSIONAL LIABILITY RISKS
    As is typical in the healthcare industry, the Company is subject to claims and legal actions by patients in the ordinary course of business. The Company self-insures the professional and general liability claims for nine of its hospitals up to $500,000 per occurrence and for 26 of its hospitals up to $3 million per occurrence. Prior to June 1993, the self-insured retention was $5 million per occurrence. Coverage for professional and general liability claims for the Company's two remaining hospitals is maintained with outside insurance carriers.

    The Company owns a 35% equity interest in an insurance company which insures excess professional and general liability risks for those hospitals which are self-insured. The excess coverage provided by this insurance company is limited to $25 million per claim. The Company purchases additional excess insurance from a commercial carrier. For the period from January 1986 to February 1991, the Company had no excess coverage for the majority of its hospitals. However, in March 1991 the Company purchased prior acts coverage which substantially reduces the uninsured liability for claims during this period. For the years ended August 31, 1994, 1993 and 1992, the Company paid $4.3 million, $5.0 million and $4.6 million, respectively, in premiums to this insurance company. In fiscal 1993 and 1992, the Company received distributions of prior year premiums of $2.4 million and $3.8 million, respectively, from this insurance company. In fiscal 1994, the Company received no distributions of prior years premiums. The Company also received dividends of $3.5 million, $2.7 million and $4.7 million from this insurance company in fiscal 1994, 1993 and 1992, respectively.

                AMERICAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
             AMERICAN MEDICAL INTERNATIONAL, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7.  PROFESSIONAL LIABILITY RISKS (CONTINUED)
    The Company maintains an unfunded reserve for its professional liability risks which is based, in part, on actuarial estimates calculated and evaluated by an independent actuary. Actual hospital professional and general liability costs for a particular period are not normally known for several years after the period has ended. The delay in determining the actual cost associated with a particular period is due to the amount of lapsed time between the occurrence of an incident, the reporting thereof and the settlement of related claims. As a result, reserves for losses and related expenses are estimated using expected loss reporting patterns determined in conjunction with the actuary and are discounted using a rate of 9% to their present value. Adjustments to the total reserves are determined in conjunction with the actuary and on an annual basis are recorded by the Company as an increase or decrease in the current year's earnings.

    As of August 31, 1994 and 1993, the unfunded reserve for self insurance was $118.8 million and $117.6 million, respectively, of which $15.7 and $17.0 million in fiscal 1994 and 1993, respectively is included in current liabilities. For the fiscal years ended August 31, 1994, 1993 and 1992, payments for claims and expenses totaled $15.7 million, $19.3 million and $17.1 million, respectively. For the fiscal years ended August 31, 1994, 1993 and 1992, the Company recorded self insurance expense of $16.9 million, $19.7 million and $13.5 million, respectively.

8.  COMMITMENTS AND CONTINGENCIES

    LEASES

    The Company leases certain office space, office equipment and medical equipment. Future minimum payments under these operating leases for fiscal 1995, 1996, 1997, 1998, 1999 and thereafter are $35.3 million, $22.2 million, $17.4 million, $13.9 million, $10.0 million and $38.2 million, respectively. Future minimum payments for six acute care hospitals leased under a REIT agreement are $36.9 million for each of the years ended fiscal 1995, 1996, 1997, and 1998, $23.3 million for fiscal 1999 and $43.5 million for the remaining years thereafter. In addition, the Company incurs certain additional rents (contingency rents), in relation to the REIT agreements, based on a percentage of the increase in net revenues. These additional rents were $6.7 million, $6.4 million and $5.7 million for the years ended August 31, 1994, 1993 and 1992, respectively.

    CONSTRUCTION COMMITMENTS

    The Company has approximately $19.5 million of construction commitments outstanding for new construction and renovations as of August 31, 1994.

    GUARANTEES

    The  Company  has  guaranteed  long-term  debt  and  lease  obligations   of
unconsolidated subsidiaries and affiliates aggregating $30.8 million at August 31, 1994.

    LEGAL PROCEEDINGS

    LITIGATION RELATING TO THE MERGER (SEE NOTE 17 SUBSEQUENT EVENTS). To date, a total of nine purported class action suits (the "Class Actions") have been filed against Holdings and the directors of Holdings (and in two cases against NME). Seven of such Class Actions have been filed in the Delaware Court of Chancery and are entitled (i) JEFFREY STARK AND GARY PLOTKIN V. ROBERT W. O'LEARY, ROBERT J. BUCHANAN, JOHN T. CASEY, ROBERT B. CALHOUN, HARRY J. GRAY, HAROLD J. [SIC] HANDELSMAN, SHELDON S. KING, MELVYN N. KLEIN, DAN W. LUFKIN, WILLIAM E. MAYER AND HAROLD S. WILLIAMS (THE "HOLDINGS DIRECTORS") AND HOLDINGS, C.A. NO. 13792, (ii)7457 Partners v. the Holdings Directors and Holdings, C.A. No. 13793, (iii) MOISE KATZ V. THE HOLDINGS DIRECTORS AND HOLDINGS, C.A. NO. 13794, (iv) CONSTANTINOS KAFALAS V. THE HOLDINGS DIRECTORS AND HOLDINGS, C.A. NO. 13795, (v) F. RICHARD MANSON V. THE HOLDINGS DIRECTORS, NME AND HOLDINGS, C.A. NO. 13797, (vi) LISBETH GREENFELD V. THE

                AMERICAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
             AMERICAN MEDICAL INTERNATIONAL, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8.  COMMITMENTS AND CONTINGENCIES (CONTINUED)
HOLDINGS DIRECTORS AND HOLDINGS, C.A. NO. 13799 and (vii) JOSEPH FRANKEL V. THE HOLDINGS DIRECTORS AND HOLDINGS, C.A. NO. 13800 and two purported Class Actions have been filed in the Superior Court of the State of California, County of Los Angeles, entitled RUTH LEWINTER AND RAYMOND CAYUSO V. THE HOLDINGS DIRECTORS (WITH THE EXCEPTION OF HAROLD S. WILLIAMS), NME AND HOLDINGS, CASE NO. BC115206 AND DAVID F. AND SYLVIA GOLDSTEIN V. O'LEARY, NME, AMI, ET AL., CASE NO. BC116104. The complaints filed in each of the Class Actions are substantially similar, are brought by purported stockholders of Holdings and, in general, allege that the defendants breached their fiduciary duties to the plaintiffs and other members of the purported class. One of the Class Actions alleges that the defendants have committed or aided and abetted a gross abuse of trust. The complaints further allege that the directors of Holdings wrongfully failed to hold an open auction and encourage bona fide bids for Holdings and failed to take action to maximize value for Holdings stockholders. The complaints seek preliminary and permanent injunctions against the proposed transaction until such time as a transaction to be entered into between Holdings and NME results from bona fide arms' length negotiation and/or requiring a fair auction for Holdings. In addition, if the Merger is consummated, the complaints seek recision or recessionary damages and two of the Class Actions seek an accounting of all profits realized and to be realized by the defendants in connection with the Merger and the imposition of a constructive trust for the benefit of the plaintiffs and other members of the purported classes pending such an accounting. The complaints also seek monetary damages of an unspecified amount together with prejudgment interest and attorneys' and experts' fees. Holdings and NME believe that the complaints are without merit and intend to defend them vigorously.

    In addition, Holdings and AMI are subject to claims and suits arising in the ordinary course of business. In the opinion of management, the ultimate resolution of all pending legal proceedings will not have a material adverse effect on the business, results of operations or financial condition of Holdings and AMI.

9.  CAPITAL STOCK

    OPTION PLANS

    The Company maintains two stock option plans, the Nonqualified Employee Stock Option Plan (the "Option Plan") and the Nonqualified Performance Stock Option Plan for Key Employees (the "Key Employees Plan"), pursuant to which employees of Holdings and its subsidiaries are eligible to receive stock options to purchase shares of common stock.

    The table below summarizes the transactions in the Company's stock option plans for the years ended August 31, 1994, 1993 and 1992 (shares of common stock):

                                                          1994         1993         1992
                                                       -----------  -----------  -----------
Outstanding at beginning of period...................    3,342,683    3,179,317    3,450,246
Granted..............................................      437,862      525,696      565,000
Exercised............................................     (471,549)    (192,548)    (114,849)
Cancelled or expired.................................     (175,311)    (169,782)    (721,080)
                                                       -----------  -----------  -----------
Outstanding at end of period.........................    3,133,685    3,342,683    3,179,317
                                                       -----------  -----------  -----------
                                                       -----------  -----------  -----------
Exercisable at end of period.........................    1,402,780    1,280,513      908,999
                                                       -----------  -----------  -----------
                                                       -----------  -----------  -----------

    The Option Plan generally provides options that are exercisable at prices ranging from $7.03 to $19.21 per share, vest over a period of five years and expire ten years from the date of grant. The Key

                AMERICAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
             AMERICAN MEDICAL INTERNATIONAL, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9.  CAPITAL STOCK (CONTINUED)
Employees Plan generally provides options that are exercisable at prices ranging from $7.03 to $22.17 per share, vest over a period of five to ten years based on the attainment of specified performance goals and expire ten years from the date of grant.

    EMPLOYEE STOCK PURCHASE PLAN

    In January 1993 the Company adopted an Employee Stock Purchase Plan (the "Plan"). The purpose of the Plan is to provide an incentive for employees of the Company to own Holdings' common stock. The plan allows eligible employees to contribute up to 10% of their base earnings to purchase Holdings' common stock quarterly, through payroll deductions, at 85% of the lower of the closing price on the first or last day of the Plan quarter. The Company has reserved 2,300,000 shares of Holdings' common stock for the Plan.

    COMMON STOCK SUBJECT TO REPURCHASE OBLIGATIONS

    The Company's obligation to repurchase shares of Holdings' common stock held by certain executive officers no longer exists. Accordingly, the amount related to common stock subject to repurchase obligations was recognized as shareholders' equity as of August 31, 1994. As of August 31, 1993 and 1992, shares of Holdings' common stock subject to repurchase obligations were 431,858 and 445,976, respectively.

10. RELATED PARTY TRANSACTIONS
    In connection with the sale of the Company's interest in EPIC Holdings, Inc., during fiscal 1994 the Company was represented by and paid a fee of approximately $2.3 million to a major shareholder.

    In fiscal 1992, an affiliate of a major shareholder served as the lead managing underwriter of the public offering of 16.2 million shares of Holdings common stock, the issuance of the 13 1/2% Senior Subordinated Notes Due 2001 and the 11% Senior Notes Due 2000. This related party received underwriting fees of $.9 million and in addition received advisory fees of $1.3 million in connection with divestitures during fiscal 1992.

    An entity associated with a general partner of a major shareholder agreed to provide credit support to domestic hospital subsidiaries of AMI for which such entity received an annual fee in fiscal 1993 and 1992 of $750,000. The credit support commitment was replaced with the fiscal 1993 refinancing of the bank credit facility.

11. EARNINGS PER SHARE
    Holdings' earnings per share for the years ended August 31, 1994, 1993 and 1992 is based upon the weighted average number of shares of Holdings' common stock outstanding. The impact of common stock equivalents is not considered since they either have an anti-dilutive effect or the effect on dilution is less than three percent.

                AMERICAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
             AMERICAN MEDICAL INTERNATIONAL, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

12. INCOME TAXES
    (Provision) benefit for income taxes, excluding the tax effect of minority equity interest and the extraordinary loss, for the years ended August 31, 1994, 1993 and 1992 for Holdings and AMI consists of the following (in thousands):

                                                             1994         1993        1992
                                                         ------------  ----------  ----------
Current (including current portion of deferred)
  Federal..............................................  $    (95,500) $  (58,600) $  (50,100)
  State................................................       (10,900)     (9,900)     (8,200)
                                                         ------------  ----------  ----------
                                                             (106,400)    (68,500)    (58,300)
                                                         ------------  ----------  ----------
Deferred
  Federal..............................................        10,400        (400)    (18,700)
  State................................................        (2,300)        100        (900)
                                                         ------------  ----------  ----------
                                                                8,100        (300)    (19,600)
                                                         ------------  ----------  ----------
    Total provision for income taxes...................  $    (98,300) $  (68,800) $  (77,900)
                                                         ------------  ----------  ----------
                                                         ------------  ----------  ----------

    The net tax effects of temporary differences and carryforwards that give rise to deferred tax assets and liabilities as of August 31, 1994 and 1993 are as follows (in thousands):

                                                                         1994         1993
                                                                      -----------  -----------
Deferred tax liabilities:
  Property and equipment............................................  $   294,000  $   278,700
  Change in accounting method.......................................       18,800       20,000
  Debt discounts and deferred loan costs............................        9,900       10,400
  Other, net........................................................       45,169       59,951
                                                                      -----------  -----------
      Total deferred tax liabilities................................      367,869      369,051
                                                                      -----------  -----------
Deferred tax assets:
  Self-insurance reserves...........................................       55,700       54,300
  Other deferred expenses...........................................       20,100       20,900
  Deferred gains and losses.........................................       16,000       26,400
  Bad debt reserves.................................................        5,400        4,600
  Deferred compensation.............................................       36,300       46,800
  Other, net........................................................       76,100       43,000
                                                                      -----------  -----------
      Total deferred tax assets.....................................      209,600      196,000
                                                                      -----------  -----------
Net deferred tax lability...........................................  $   158,269  $   173,051
                                                                      -----------  -----------
                                                                      -----------  -----------

    The net deferred tax liability of $158.3 million and $173.1 million as of August 31, 1994 and 1993, respectively, includes a current asset of $60.3 million and $38.4 million, respectively, and a noncurrent liability of $218.6 million and $211.5 million, respectively. No valuation allowance has been recorded against any deferred tax asset.

    In August 1993, the Revenue Reconciliation Act of 1993 was enacted. Among other tax law changes, such law increased the corporate income tax rate from 34% to 35% effective for the period beginning on or after January 1, 1993. For the year ended August 31, 1994, the U.S. statutory tax rate for the Company is 35%.

                AMERICAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
             AMERICAN MEDICAL INTERNATIONAL, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

12. INCOME TAXES (CONTINUED)
    Holdings' and AMI's income tax provision differed from the amount computed using the U.S. statutory rate for the years ended August 31, 1994, 1993 and 1992 for the following reasons (in thousands):

                                                             1994        1993        1992
                                                          ----------  ----------  ----------
Tax at U.S. statutory rate..............................  $  (84,400) $  (48,400) $  (64,200)
Amortization of goodwill................................     (11,200)    (11,100)    (11,000)
State income tax, net of federal benefit................      (8,600)     (5,500)     (6,000)
Impact on deferred taxes of change in federal tax
 rate...................................................      --          (4,000)     --
Other, net..............................................       5,900         200       3,300
                                                          ----------  ----------  ----------
Provision for income taxes..............................  $  (98,300) $  (68,800) $  (77,900)
                                                          ----------  ----------  ----------
                                                          ----------  ----------  ----------

    Prior to fiscal 1992, Holdings had operating loss and capital loss carryforwards for tax purposes of $42 million and $9 million, respectively, which were fully utilized against net income and capital gains arising in fiscal 1992 and against capital gains on assets sold prior to the acquisition of AMI.

13. EXTRAORDINARY LOSSES ON EARLY EXTINGUISHMENT OF DEBT
    The Company has recognized extraordinary losses on early extinguishment of debt in fiscal 1994, 1993, and 1992. Fiscal 1994 includes an extraordinary loss of $1.9 million ($3.0 million pre-tax) from the repurchase of $15.4 million principal amount of the 15% Junior Subordinated Discount Debentures Due 2005. Fiscal 1993 includes an extraordinary loss of $25.4 million ($41.0 million pre-
tax) from the repurchase or redemption of $146.8 million principal amount of outstanding indebtedness. Fiscal 1992 includes an extraordinary loss of $10.0 million ($15.6 million pre-tax) from the repurchase or redemption of $159.0 million of senior indebtedness and $55.4 million of the 9 7/8% unsecured loan stock due 2011.

14. SUPPLEMENTAL CASH FLOW INFORMATION
    The Company paid income taxes (net of refunds) of $86.0 million and $83.6 million for the years ended August 31, 1994 and 1993, respectively, and received income tax refunds (net of payments) of $22.5 million for the year ended August 31, 1992. The Company paid interest (net of capitalized costs) for the years ended August 31, 1994, 1993 and 1992 of $108.3 million, $120.5 million and $154.1 million, respectively. Capitalized interest costs were $3.5 million, $1.4 million and $2.6 million for August 31, 1994, 1993 and 1992. Interest income was $2.7 million, $13.9 million and $10.0 million for the years ended August 31, 1994, 1993 and 1992.

    NON-CASH TRANSACTIONS

    During fiscal 1994, the Company assumed net assets of approximately $92.0 million related to the purchase of Saint Francis Hospital and during fiscal 1993, the Company assumed net assets of approximately $8.0 million as a result of the merger of AMI's Tarzana Regional Medical Center and HealthTrust's Encino Hospital.

    For the years ended August 31, 1993 and 1992 an $8.2 million and $9.3 million loss, net of tax, respectively, was recognized as a result of the write-off of the discounts and deferred financing costs associated with the early extinguishment of debt.

    For the year ended August 31, 1994 approximately $6.0 million was recognized as an increase in shareholders' equity of Holdings due to the elimination of common stock subject to repurchase

                AMERICAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
             AMERICAN MEDICAL INTERNATIONAL, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

14. SUPPLEMENTAL CASH FLOW INFORMATION (CONTINUED) obligations. For the year ended August 31, 1993 $1.8 million was recognized as a decrease in shareholders' equity of Holdings for the common stock subject to repurchase obligations due to market price changes. For the year ended August 31, 1992, there was no market price change and, therefore, no effect on the value of the common stock subject to repurchase obligations.

    In fiscal 1992, the Company recognized $27.1 million of debt as a result of the acquisition of the remaining interest in an entity that was previously unconsolidated.

15. SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)
    Quarterly financial information for Holdings and AMI for the two years ended August 31, 1994 is summarized below (in millions, except per share amounts):

                                                       FISCAL 1994                                   FISCAL 1993
                                       --------------------------------------------  --------------------------------------------
                                         FIRST      SECOND       THIRD     FOURTH      FIRST      SECOND       THIRD     FOURTH
                                       ---------  -----------  ---------  ---------  ---------  -----------  ---------  ---------
Net revenues.........................  $     558   $     583   $     602  $     638  $     542   $     566   $     565  $     565
Income before extraordinary loss.....         17          24          71         27         11          18          22         16
Extraordinary loss...................     --          --              (2)    --         --          --              (7)       (18)
Net income (loss)....................  $      17   $      24   $      69  $      27  $      11   $      18   $      15  $      (2)

Holdings' income (loss) per share:
  Income before extraordinary loss...  $    0.21   $    0.32   $    0.92  $    0.35  $    0.14   $    0.24   $    0.28  $    0.21
  Extraordinary loss.................     --          --           (0.02)    --         --          --           (0.09)     (0.24)
  Net income (loss)..................  $    0.21   $    0.32   $    0.90  $    0.35  $    0.14   $    0.24   $    0.19  $   (0.03)

    The third quarter of fiscal 1994 includes the gain on sale of securities of $43.4 million, net of tax, (See Note 4 Dispositions). The results of operations of Saint Francis Hospital were consolidated with the Company's results of operations effective May 1, 1994.

    The fourth quarter of fiscal 1993 reflects a charge of $3.5 million for costs incurred related to the relocation of the Houston regional office to the Dallas headquarters. Additional charges totaling $3.0 million were recognized in previous quarters offset by benefits. Income before extraordinary loss includes an $8.6 million refund of interest paid to the Internal Revenue Service in prior periods. Additionally in the fourth quarter of fiscal 1993, the provision for income taxes includes the impact of a $5.1 million increase in the provision for income taxes due to the enactment of the Revenue Reconciliation Act of 1993 which increased the corporate income tax rate.

16. BUSINESS SEGMENT
    The Company's only material business segment is "healthcare" which accounted for substantially all of its revenues and operating results for each of the periods presented.

17. SUBSEQUENT EVENTS
    On October 10, 1994, Holdings, National Medical Enterprises, Inc, a Nevada corporation ("NME") and a wholly-owned subsidiary of NME ("Merger Sub"), executed an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement, Merger Sub will merge with and into Holdings (the
"Merger").  As  a result  of  the Merger,  Holdings  will become  a wholly-owned subsidiary of NME and the resulting company will be the second-largest healthcare services company in the nation. Under terms of the Merger Agreement each share of common stock of Holdings will be converted into (i) $19.00 in cash, if the closing occurs on or before March 31, 1995,

                AMERICAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
             AMERICAN MEDICAL INTERNATIONAL, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

17. SUBSEQUENT EVENTS (CONTINUED)
and $19.25 thereafter and (ii) 0.42 of a newly issued share of NME common stock. Under the Merger Agreement, Holdings will pay a special dividend of $0.10 per share before the effective date of the Merger. Following the Merger, Holdings will have the right to nominate three members to the 13 member board of the combined company. Approximately 50% of the Company's indebtedness contains put provisions whereby the holders of such debt have the right to require repayment following a change of control of the Company. The transaction has been approved by shareholders of approximately 61.4% of Holdings' outstanding shares of common stock and, therefore, further action by Holdings' shareholders is not required. The transaction, which is currently anticipated to close in the first quarter of calendar 1995, is subject to certain conditions including, among other things, expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

    On September 1, 1994, a limited partnership, of which AMI is the general partner, acquired Hilton Head Hospital in Hilton Head, South Carolina containing 68 beds. In connection with the Company's efforts to re-establish a presence in Europe, the Company has entered into a joint venture agreement with a community organization (the "Burgergemeinde") located in Cham, Canton Zug, Switzerland. The joint venture will be owned 90% by the Company and 10% by the Burgergemeinde. Under the terms of the proposed transaction, the Company has entered into a long term lease for the land where the existing hospital is located and will then construct a new 56 bed acute care wing, convert an existing structure into a medical office building and renovate and remodel the existing acute care facility. In addition, the Company plans to contract to provide management, food, physical therapy and rehabilitation services to the hospital, an on-site nursing home and an affiliated retirement community.

                AMERICAN MEDICAL HOLDINGS,  INC. AND SUBSIDIARIES
              AMERICAN MEDICAL INTERNATIONAL, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                     NOVEMBER 30, 1994                        AUGUST 31, 1994
                                                                --------------------------              --------------------------
                                                                   HOLDINGS        AMI                     HOLDINGS       AMI
                                                                ------------- ------------              ------------- ------------
                                                                       (UNAUDITED)
   ASSETS
   CURRENT ASSETS:
      Cash and cash equivalents                                 $    21,377   $    21,377               $    31,941   $    31,941
      Accounts receivable, net                                      167,444       167,444                   147,415       147,415
      Income taxes, net (including current portion of
         deferred income taxes)                                      15,461        15,461                    30,876        30,876
      Other current assets                                           83,411        83,411                    78,577        78,577
                                                                -----------   -----------               -----------   -----------
         Total current assets                                       287,693       287,693                   288,809       288,809
                                                                -----------   -----------               -----------   -----------
   PROPERTY AND EQUIPMENT                                         2,022,574     2,022,574                 1,971,396     1,971,396
      Less - accumulated depreciation                               540,338       540,338                   507,653       507,653
                                                                -----------   -----------               -----------   -----------
         Net property and equipment                               1,482,236     1,482,236                 1,463,743     1,463,743
                                                                -----------   -----------               -----------   -----------
   NOTES RECEIVABLE AND INVESTMENTS                                  39,978        39,978                    40,082        40,082
   COST IN EXCESS OF NET ASSETS ACQUIRED, NET                     1,153,928     1,153,928                 1,153,887     1,153,887
    OTHER ASSETS                                                     60,983        60,983                    30,026        30,026
                                                                -----------   -----------               -----------   -----------
                                                                $ 3,024,818   $ 3,024,818               $ 2,976,547   $ 2,976,547
                                                                -----------   -----------               -----------   -----------
                                                                -----------   -----------               -----------   -----------

   LIABILITIES AND SHAREHOLDERS' EQUITY
   CURRENT LIABILITIES                                          $   479,393   $   479,393               $   476,464   $   476,464
   LONG-TERM DEBT                                                 1,136,545     1,136,545                 1,130,967     1,130,967
   CONVERTIBLE SUBORDINATED DEBT                                     10,383        10,383                    10,707        10,707
   DEFERRED INCOME TAXES                                            218,651       218,651                   218,651       218,651
   OTHER DEFERRED CREDITS AND LIABILITIES                           306,290       306,290                   291,040       291,040
   COMMITMENTS AND CONTINGENCIES
   SHAREHOLDERS' EQUITY:
      Common stock                                                      776           725                       775           725
      Additional paid-in capital                                    609,887       594,286                   608,096       592,494
      Retained earnings                                             268,593       284,245                   245,547       261,199
      Adjustment for minimum pension liability                       (5,700)       (5,700)                   (5,700)       (5,700)
                                                                -----------   -----------               -----------   -----------
         Total shareholders' equity                                 873,556       873,556                   848,718       848,718
                                                                -----------   -----------               -----------   -----------
                                                                $ 3,024,818   $ 3,024,818               $ 2,976,547   $ 2,976,547
                                                                -----------   -----------               -----------   -----------
                                                                -----------   -----------               -----------   -----------

     SEE ACCOMPANYING NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                AMERICAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
              AMERICAN MEDICAL INTERNATIONAL, INC. AND SUBSIDIARIES

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                                  THREE MONTHS ENDED NOVEMBER 30,
                                                                ------------------------------------------------------------------
                                                                          1994                                     1993
                                                                --------------------------              --------------------------
                                                                   HOLDINGS        AMI                     HOLDINGS       AMI
                                                                ------------- ------------              ------------- ------------
   NET REVENUES                                                 $   632,211   $   632,211               $   558,217   $   558,217
   OPERATING COSTS AND EXPENSES:
      Salaries and benefits                                         236,925       236,925                   205,414       205,414
      Supplies                                                       91,791        91,791                    79,482        79,482
      Provision for uncollectible accounts                           42,122        42,122                    39,036        39,036
      Depreciation and amortization                                  41,090        41,090                    38,273        38,273
      Other operating costs                                         140,200       140,200                   126,654       126,654
                                                                -----------   -----------               -----------   -----------
        Total operating costs and expenses                          552,128       552,128                   488,859       488,859
                                                                -----------   -----------               -----------   -----------

   OPERATING INCOME                                                  80,083        80,083                    69,358        69,358
      Interest expense, net                                         (39,275)      (39,275)                  (38,848)      (38,848)
                                                                -----------   -----------               -----------   -----------
   INCOME BEFORE TAXES AND MINORITY EQUITY
        INTEREST                                                     40,808        40,808                    30,510        30,510
      Provision for income taxes                                    (17,100)      (17,100)                  (12,900)      (12,900)
                                                                -----------   -----------               -----------   -----------

   NET INCOME BEFORE MINORITY EQUITY INTEREST                        23,708        23,708                    17,610        17,610
      Minority equity interest                                         (662)         (662)                   (1,097)       (1,097)
                                                                -----------   -----------               -----------   -----------

   NET INCOME                                                   $    23,046   $    23,046               $    16,513   $    16,513
                                                                -----------   -----------               -----------   -----------
                                                                -----------   -----------               -----------   -----------

   PER SHARE DATA:
   Net income per common and
        common equivalent share                                 $      0.30           N/A               $      0.21           N/A
                                                                -----------                             -----------
                                                                -----------                             -----------

   Shares used for computation of
        net income per share                                         77,567           N/A                    76,938           N/A
                                                                -----------                             -----------
                                                                -----------                             -----------



     SEE ACCOMPANYING NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                AMERICAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
              AMERICAN MEDICAL INTERNATIONAL, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                  THREE MONTHS ENDED NOVEMBER 30,
                                                                ------------------------------------------------------------------
                                                                          1994                                     1993
                                                                --------------------------              --------------------------
                                                                   HOLDINGS        AMI                     HOLDINGS       AMI
                                                                ------------- ------------              ------------- ------------
   CASH FLOWS FROM OPERATING ACTIVITIES:
      Net income                                                $    23,046   $    23,046               $    16,513   $    16,513
      Adjustments to reconcile to net cash
         provided by operating activities:
         Depreciation and amortization                               41,090        41,090                    38,273        38,273
         Amortization of debt discount, deferred
            financing costs and non-cash interest                    12,348        12,348                    12,481        12,481
         Change in working capital                                  (21,843)      (21,843)                  (11,925)      (11,925)
         Other                                                        1,090         1,090                       129           129
                                                                -----------   -----------               -----------   -----------

   NET CASH PROVIDED BY OPERATING ACTIVITIES                         55,731        55,731                    55,471        55,471
                                                                -----------   -----------               -----------   -----------

   CASH FLOWS FROM FINANCING ACTIVITIES:
      Payments on debt                                               (3,748)       (3,748)                  (31,507)      (31,507)
      Revolving credit facility                                      (4,000)       (4,000)                  (28,000)      (28,000)
      Other                                                           1,240         1,240                     1,008         1,008
                                                                -----------   -----------               -----------   -----------

   NET CASH USED IN FINANCING ACTIVITIES                             (6,508)       (6,508)                  (58,499)      (58,499)
                                                                -----------   -----------               -----------   -----------

   CASH FLOWS FROM INVESTING ACTIVITIES:
      Property and equipment additions                              (30,662)      (30,662)                  (27,093)      (27,093)
      Acquisitions                                                  (18,209)      (18,209)                        -             -
      Decrease (increase) in other assets                           (14,054)      (14,054)                    1,251         1,251
      Additions in notes receivable and
         investments                                                 (2,023)       (2,023)                   (1,773)       (1,773)
      Decrease in notes receivable and
         investments                                                  4,524         4,524                     1,453         1,453
      Other                                                             637           637                    (1,506)       (1,506)
                                                                -----------   -----------               -----------   -----------
   NET CASH USED IN INVESTING ACTIVITIES                            (59,787)      (59,787)                  (27,668)      (27,668)
                                                                -----------   -----------               -----------   -----------

   DECREASE IN CASH AND CASH EQUIVALENTS                            (10,564)      (10,564)                  (30,696)      (30,696)
   Cash and cash equivalents, beginning of period                    31,941        31,941                    44,335        44,335
                                                                -----------   -----------               -----------   -----------
   CASH AND CASH EQUIVALENTS, END OF PERIOD                     $    21,377   $    21,377               $    13,639   $    13,639
                                                                -----------   -----------               -----------   -----------
                                                                -----------   -----------               -----------   -----------


     SEE ACCOMPANYING NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

                AMERICAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
              AMERICAN MEDICAL INTERNATIONAL, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.   BASIS OF PRESENTATION

     American Medical Holdings, Inc. ("Holdings") was organized in July 1989 to acquire American Medical International, Inc. ("AMI" and, together with Holdings, the "Company"). As a result of this acquisition, Holdings is the owner of all of the outstanding shares of common stock of AMI.

     The accompanying unaudited condensed consolidated financial statements include the accounts of Holdings, AMI and all majority owned subsidiary companies and have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation, have been included in the accompanying interim financial statements. The condensed consolidated balance sheet as of August 31, 1994, was derived from the audited financial statements, but does not include all disclosures required by generally accepted accounting principles. All significant intercompany accounts and transactions have been eliminated. Certain reclassifications have been made to the prior period's financial statements to be consistent with the current year presentation. For additional disclosure, refer to Holdings' and AMI's Annual Report on Form 10-K for the year ended August 31, 1994.

2.   PLAN OF MERGER

     On October 10, 1994, Holdings, National Medical Enterprises, Inc. a Nevada corporation ("NME") and a wholly-owned subsidiary of NME ("Merger Sub"), executed an agreement and plan of merger (the "Merger Agreement"). Pursuant to the Merger Agreement, Merger Sub will merge with and into Holdings (the "Merger"). As a result of the Merger, Holdings will become a wholly-owned subsidiary of NME and the combined company will be the second-largest healthcare services company in the nation. Under terms of the Merger Agreement each outstanding share of common stock of Holdings, par value $0.01 per share, will be converted into the right to receive (i) $19.00 in cash, if the closing occurs on or before March 31, 1995, and $19.25 thereafter and (ii) 0.42 of a newly issued share of NME common stock. Under the Merger Agreement, Holdings will pay a special dividend of $0.10 per share before the effective date of the Merger. Approximately 50% of the Company's indebtedness contains put provisions whereby the holders of such debt have the right to require repayment following a change of control of the Company. The transaction has been approved by shareholders of approximately 61.4% of Holdings' outstanding shares of common stock and, therefore, further action by Holdings' shareholders is not required. The transaction is currently anticipated to close in the first quarter of calendar 1995.

3.   ACQUISITIONS

     On September 1, 1994, a limited partnership, of which a wholly-owned subsidiary of AMI is general partner, acquired Hilton Head Hospital in Hilton Head, South Carolina containing 68 licensed beds. In connection with the Company's efforts to re-establish a presence in Europe, in September 1994, the Company entered into a joint venture agreement with a community organization (the "Burgergemeinde") located in Cham, Canton Zug, Switzerland. The joint venture is owned 90% by the Company and 10% by the Burgergemeinde. Under the terms of the transaction, the Company has entered into a long term lease for the land where the existing hospital is located and will renovate and remodel the existing acute care facility, construct a new 56 bed acute care wing and convert an existing structure into a medical office building. In addition, the Company plans to contract to provide management, food, physical therapy and rehabilitation services to the hospital, an on-site nursing home and an affiliated retirement community.

                AMERICAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
              AMERICAN MEDICAL INTERNATIONAL, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

4.   ACCOUNTS RECEIVABLE

     As of November 30, 1994, and August 31, 1994, Holdings and AMI had reserves for uncollectible receivables of $100.0 million and $98.6 million, respectively.

5.   COST IN EXCESS OF NET ASSETS ACQUIRED

     Cost in excess of net assets acquired is amortized over 40 years. Holdings' and AMI's cumulative amortization of cost in excess of net assets acquired as of November 30, 1994 and August 31, 1994, was $165.3 million and
$157.2 million, respectively.   Amortization of cost in excess of net assets
acquired for Holdings and AMI was $8.1 million and $8.0 million for the three months ended November 30, 1994 and 1993, respectively.

6.   LONG-TERM DEBT

     As of November 30, 1994, $262.0 million was outstanding under the Company's $600 million revolving credit facility which expires in September 1999 and
presently accrues interest at 6.5%.   In addition, as of November 30, 1994
$34.8 million in letters of credit were issued thereunder.

     AMI has entered into swap agreements which hedge any foreign currency gains or losses on the Company's L37 million senior notes due February 1995, face amount $62.7 million at an interest rate of 8.0%, and the SFr.78 million bonds due March 1996, face amount $52.4 million at an interest rate of 5.15%. Such swap agreements are through the date of maturity of such debt and include the face amount of each such debt and the fixed interest rate thereof stated. At November 30, 1994 no loss would be recognized if the counter parties to these swap agreements failed to perform their obligations.

7.   COMMITMENTS AND CONTINGENCIES

     Holdings and AMI are subject to claims and suits arising in the ordinary course of business. In the opinion of management, the ultimate resolution of all pending legal proceedings will not have a material adverse effect on the business, results of operations, cash flows or financial condition of Holdings or AMI.

8.   CAPITAL STOCK

     As of November 30, 1994, Holdings had 200 million shares of $0.01 par value common stock authorized. Of such shares, 77,622,233 and 77,491,000 were outstanding as of November 30, 1994, and August 31, 1994, respectively. As of November 30, 1994, Holdings had five million shares of $0.01 par value of Preferred Stock authorized, of which none were outstanding.

     Holdings is the owner of all outstanding shares of common stock of AMI. As of November 30, 1994, and August 31, 1994, AMI had 200 million shares of $0.01 par value common stock authorized of which 72,481,000 shares were outstanding.

                AMERICAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
              AMERICAN MEDICAL INTERNATIONAL, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

9.   NET REVENUES

     The Company's sources of revenues are primarily provided from patient services and are presented net of reserves to recognize the difference between the hospitals' established billing rates for covered services and the amount paid by third party or private payers. Patient revenues received under government and privately sponsored insurance programs are based on cost as defined under the programs or at predetermined rates based upon the diagnosis, plus capital costs, return on equity, and other adjustments rather than customary charges. Adjustments are recorded in the period services are rendered based on estimated amounts to be reimbursed and contract interpretations, however, such adjustments are generally subject to final audit and settlement. Net revenues include adjustments for the three months ended November 30, 1994 and 1993 of $576.3 million, and $490.6 million, respectively. In management's opinion, the reserves established are adequate to cover the ultimate liabilities that may result from final settlements.

     Net revenues from Medicare/Medicaid programs represented 44% and 40% of total net revenues for the three months ended November 30, 1994 and 1993, respectively. The Company's net revenues from contracted business represented 25% and 26% of total net revenues for the three months ended November 30, 1994 and 1993, respectively.

10.  MINORITY EQUITY INTEREST

     Minority equity interest expense of $1.1 million and $1.8 million for the three months ended November 30, 1994 and 1993, respectively, is presented net of income taxes in the accompanying condensed consolidated statements of income.

11. SUPPLEMENTAL CASH FLOW INFORMATION

     The Company paid income taxes (net of refunds) of $1.3 million and $0.6 million for the three months ended November 30, 1994 and 1993, respectively.
The Company paid interest (net of capitalized costs) for the three months ended November 30, 1994 and 1993 of $19.9 million and $19.3 million, respectively. Capitalized interest costs were $0.4 million and $0.6 million for the three months ended November 30, 1994 and 1993, respectively. Interest income was $0.6 million and $0.8 million for the three months ended November 30, 1994 and 1993.

     In conjunction with the acquisition of Hilton Head Hospital in September 1994 by a limited partnership, of which a wholly-owned subsidiary of AMI is general partner, the Company recorded net assets of $14.6 million.

                                   SIGNATURES

    Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on February 9, 1995.

                                          NATIONAL MEDICAL ENTERPRISES, INC.

                                          By:        /s/ SCOTT M. BROWN

                                             -----------------------------------
                                                       Scott M. Brown
                                                  SENIOR VICE PRESIDENT AND
                                                       GENERAL COUNSEL